                                                                      EXHIBIT 20

VW CREDIT, INC - SERVICER
11-December-98
                                                                          PAGE 1
              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                MONTHLY SERVICER REPORT INPUT AND SUMMARY PAGE

TRANSACTION SUMMARY
                                                                  From           To     Days
                                                            ----------------  --------  ----
Current Interest Period                                            11/16/98   12/14/98    29

Series Allocation Percentage                                         100.00%

Initial Principal Balance                                   $375,000,000.00
Outstanding Principal Balance                               $375,000,000.00
Principal Balance of Receivables for Determination Date     $482,004,535.63
Amount Invested in Receivables on Series Issuance Date      $375,000,000.00
Initial Invested Amount                                     $375,000,000.00
Invested Amount at the Beginning of Period                  $375,000,000.00
Invested Amount                                             $375,000,000.00
Required Subordinated Amount                                $ 64,368,209.05
Excess Funded Amount                                        $          0.00

Available Subordinated Amount (previous period)             $100,697,917.48
Incremental Subordinated Amount (previous period)           $ 11,324,316.73

RESERVE FUND AND YIELD SUPPLEMENT ACCOUNT
-----------------------------------------

Yield Supplement Account Initial Deposit                    $  1,875,000.00
Yield Supplement Account Beginning Balance                  $  1,875,000.00
Yield Supplement Account Required Amount                    $  1,875,000.00

Reserve Fund Initial Deposit                                $  1,875,000.00
Reserve Fund Required Amount                                $  1,875,000.00
Reserve Fund Beginning Balance                              $  1,875,000.00

Outstanding Carryover Amount - Beginning Balance            $          0.00
Yield Supplement Account Draw Amount                        $          0.00
Outstanding Carryover Amount - Ending Balance               $          0.00
Yield Supplement Account Balance - Ending Balance           $  1,875,000.00
Yield Supplement Account Required Deposit Amount            $          0.00

Reserve Fund Draw Amount                                    $          0.00
Reserve Fund Ending Balance                                 $  1,875,000.00
Reserve Fund Required Deposit Amount                        $          0.00

1-month LIBOR Rate (annualized)                                   5.2778100%
Certificate Coupon (annualized)                                   5.4378100%
Prime Rate (annualized)                                           8.0000000%
Servicing Fee Rate (annualized)                                       1.000%
Excess Spread                                                     1.7221900%

TRUST PRINCIPAL RECEIVABLES
---------------------------

Pool Balance at the Beginning of Period                     $478,525,790.85
Pool Balance at the Ending of Period                        $478,900,250.94
Average Aggregate Principal Balance                         $478,713,020.90

Aggregate Principal Collections                             $260,615,693.98
New Principal Receivables                                   $260,241,233.91
Receivables Added for Additional Accounts                   $          0.00
Investor Default Amount                                     $          0.00
Net Losses                                                  $          0.00
Monthly Interest Accrued, but not Paid                      $          0.00
Ineligible Receivables                                      $          0.00
Ineligible Receivables in Prior Collection Period           $          0.00
Defaulted Receivables in Ineligible and Overconc. Accounts  $          0.00

MISCELLANEOUS DATA
------------------

Recoveries on Receivables Written Off                       $          0.00
Spread Over Prime for Portfolio                                        0.16%
Weighted Average Interest Rate                                         8.16%

PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
--------------------------------------------------

Net losses as a % of Avg. Receivables Balance (annualized)                  0.00%

PORTFOLIO AND DEALERSHIP STATISTICS
-----------------------------------

Used Vehicle Receivables' Balance                                $ 38,692,667.12
Used Vehicle Percentage                                                    8.079%
Used Vehicle Percentage During Last Collection Period                      7.727%
Early Amortization Event?                                                     NO
Largest Dealer or Dealer Affiliation Balance                     $ 19,660,144.05
Largest Dealer Percentage                                                  4.108%

Aggregate Principal Amount of Receivables of Dealers over 2%     $ 12,064,688.72
Aggregate % Principal Amount of Receivables of Dealers over 2%             2.519%

SUMMARY OF COLLECTIONS
----------------------

Aggregate Amount of Collections                                  $263,635,575.29
Aggregate Amount of Interest Collections                         $  3,019,881.31
Investment Proceeds                                              $          0.00
Aggregate Amount of Principal Collections                        $260,615,693.98
Asset Receivables Rate                                                     6.797%
Use Asset Receivables Rate?                                                   NO
Carryover Amount (this Distribution Date)                                    N/A
Total Carryover Amount                                                       N/A

PAYMENT RATE INFORMATION
------------------------

Monthly Payment Rate                                                       54.44%
Previous Collection Period Monthly Payment Rate                            62.20%
Monthly Payment Rate 3 months ago                                          66.16%
3-month Average Payment Rate                                               60.93%
12-month Minimum Payment Rate                                              54.44%
Early Amortization Event?                                                     NO

ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
---------------------------------------------

Extend Revolving Period?                                                     YES
Last Day of Revolving Period                                                 N/A
Invested Amount as of Last Day of Revolving Period                           N/A
Accumulation Period Length (months)                                          N/A
First Accumulation Date                                         TO BE DETERMINED
Expected Final Payment Date                                                  N/A
Required Participation Percentage                                           4.00%
Principal Funding Account Balance                                $          0.00

Principal Payment Amount                                         $          0.00
Controlled Deposit Amount                                        $          0.00

TOTAL AMOUNT DISTRIBUTED ON SERIES 1996-1
-----------------------------------------

CERTIFICATEHOLDERS
------------------
i.    Monthly Interest Distribution                              $  1,642,671.77
ii.   Monthly Servicing Fee Distribution                         $    312,500.00
iii.  Reserve Fund Deposit Amount Distribution                   $          0.00
iv.   Investor Default Amount Distribution                       $          0.00
v.    Outstanding Carryover Amount Distribution                  $          0.00
vi.   Yield Supplement Account Deposit Amount Distribution       $          0.00
                                                                 ---------------
        Excess Servicing                                         $    411,378.82

Excess Servicing (Previous Period)                               $    744,110.38

DEFICIENCY AMOUNT
-----------------

Deficiency Amount                                                $           0.0
Draw Amount                                                      $           0.0

VW CREDIT, INC. -- SERVICER                                              PAGE 2
11-Dec-98

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                                    SUMMARY
                                    -------




                    COLLECTIONS                    ACCRUAL      DISTRIBUTION
                ------------------                ---------    --------------
From:                    16-Nov-98
To:                      14-Dec-98
Days:                           28

LIBOR RATE              5.2778100%
 (1 month)

SERIES #                   1      Active
VCI RATING:               N/A


              TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD
              --------------------------------------------------

                         SERIES                                          EXCESS      REQUIRED       REQUIRED         OUTSTANDING
SERIES      SERIES     ALLOCATION      INVESTED        SUBORDINATED      FUNDED    PARTICIPATION  PARTICIPATION       CERTIFICATE
NUMBER       NAME      PERCENTAGE       AMOUNT            AMOUNT         AMOUNT     PERCENTAGE       AMOUNT            BALANCE
------       ----      ----------       ------            ------         ------     ----------       ------            -------
         Trust                      $375,000,000.00    $64,368,209.05     $0.00        N/A        $15,000,000.00
       1 Series 1996-1  100.00%     $375,000,000.00    $64,368,209.05     $0.00       4.00%       $15,000,000.00    $375,000,000.00

VW CREDIT, INC. -- SERVICER                                               PAGE 3
11-Dec-98
              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                             SERVICING CERTIFICATE
                             ---------------------


INITIAL AMOUNTS                                                                  EXCESS SPREAD CALCULATION
---------------                                                                 -------------------------
Initial Invested Amount                       $375,000,000.00                   Weighted Average Rate Charged to Dealers  8.16%
Invested Amount                               $375,000,000.00                   LIBOR                                     5.28%
Controlled Accumulation Amount                $          0.00                   Certificate Rate (LIBOR+16 b.p.)          5.44%
Required Subordinated Amount                  $ 64,368,209.05                   Servicing Fee Rate                        1.00%
Annualized Servicing Fee Rate                            1.00%                  Investor Net Losses                       0.00%
First Controlled Accumulation Date             TO BE DETERMINED                                                           ----
Accumulation Period Length (months)                 N/A                         Excess Spread                             1.72%
Expected Final Payment Date                         N/A
Initial Settlement Date                             28-Mar-96
Required Participation Percentage                        4.00%
Subordinated Percentage                                 14.29%


SERIES 1996-1 MONTHLY REPORTING
-------------------------------

                                                                                                 REQUIRED           EXCESS
                                                    SERIES 1996-1         INVESTED             SUBORDINATED        FUNDING
PRINCIPAL RECEIVABLES                                   TOTAL              AMOUNT                 AMOUNT            AMOUNT
---------------------                                   -----              ------                 ------            ------
Series Allocation Percentage                          100.00%
Beginning Balance                                  $375,000,000.00     $375,000,000.00        $64,368,209.05       $0.00
  Floating Allocation Percentage                       78.37%              78.37%
  Fixed Allocation Percentage                            N/A

Principal Collections                              $260,615,693.98     $260,615,693.98             N.A.              N.A.
New Principal Receivables                          $260,241,233.91     $260,241,233.91             N.A.              N.A.
Principal Default Amounts                          $          0.00     $          0.00             N.A.              N.A.
Receivables Added for Additional Accounts          $          0.00     $          0.00             N.A.              N.A.
Controlled Deposit Amount                          $          0.00                 N/A             N.A.              N.A.
Principal Allocation Percentage
"Pool Factor"                                         100.00000000%

Ending Balance                                     $375,000,000.00     $375,000,000.00           $64,368,209.05       $0.00
  Floating Allocation Percentage                             78.37%              78.37%


NON-PRINCIPAL RECEIVABLES
-------------------------

Interest Collections                               $  2,366,550.59
Recoveries on Receivables Written Off              $          0.00
Investment Income                                  $          0.00

VW CREDIT, INC. -- SERVICER
11-Dec-98

                                                                          PAGE 4

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                             SERVICING CERTIFICATE

SUBORDINATED AMOUNT & RESERVE FUND                      CURRENT                PREVIOUS
----------------------------------                 ------------------     ------------------
Available Subordination Amount (Previous)             $100,697,917.48        $ 99,624,501.77
  Required Subordination Draw Amount                  $          0.00        $          0.00
  Reserve Fund Funds to Inv. Default Amount           $          0.00        $          0.00
  Excess Servicing (Previous Period)                  $    744,110.38        $  1,073,415.71
                                                      ---------------        ---------------
(a) Available Subordinated Amount?                    $101,442,027.88        $100,697,917.48

(b) Available Subordinated Amount?                    $ 53,571,428.57        $ 53,571,428.57

Available Subordinated Amount                         $ 64,368,209.05        $ 64,895,745.30

Incremental Subordinated Amount                       $ 10,796,780.46        $ 11,324,316.73
  Overconcentration Amount                            $ 12,064,688.72        $ 12,644,281.11

Beginning Reserve Fund Balance                        $  1,875,000.00        $  1,875,000.00
Reserve Fund Required Balance                         $  1,875,000.00        $  1,875,000.00
Reserve Fund Draw                                     $          0.00        $          0.00
Reserve Fund Required Deposit                         $          0.00        $          0.00
Reserve Fund Deposit Amount                           $          0.00        $          0.00
Reserve Fund Release                                  $          0.00        $          0.00
Ending Reserve Fund Balance                           $  1,875,000.00        $  1,875,000.00

REQUIRED INTEREST DISTRIBUTIONS
-------------------------------

Available Interest Collections                        $  3,019,881.31        $  3,638,076.14
  Certificateholder Interest Collections              $  2,366,550.59        $  2,912,807.05
  Subordinate Interest Collections                    $    406,214.99        $    509,951.61
Investment Income                                     $          0.00        $          0.00
Reserve Fund Balance                                  $  1,875,000.00        $  1,875,000.00
                                                      ---------------        ---------------
Total Interest  Available                             $  4,647,765.58        $  5,297,758.65

Interest Shortfall                                    $          0.00        $          0.00
Additional Interest                                   $          0.00        $          0.00
Carry-over Amount                                     $          0.00        $          0.00
Carry-over Shortfall                                  $          0.00        $          0.00
Additional Carry-over Shortfall                       $          0.00        $          0.00

Monthly Servicing Fee                                 $    398,927.52        $    392,292.66
Investor Monthly Servicing Fee                        $    312,500.00        $    312,500.00